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                                                                    Exhibit 99.1




[LOGO]                                                         Media contact:
                                                               FAX: 785.575.6399
                                                               News@wr.com
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              WESTERN RESOURCES CLOSES FINANCINGS FOR $765 mILLION



         TOPEKA, Kan., May 10, 2002 - Western Resources (NYSE:WR) today announced the closing of two offerings of securities for $765 million.

         Paul R. Geist, Senior Vice President and Chief Financial Officer, said "the closing of these offerings was an important step in the refinancing of approximately $1.5 billion of total indebtedness maturing prior to January 1, 2004. We believe these closings should remove any uncertainties about our ability to refinance this indebtedness."

         Western Resources completed an offering of $365 million of First Mortgage Bonds, 7-7/8% Series Due 2007 and an offering of $400 million of unsecured Senior Notes, 9-3/4% Series Due 2007. The proceeds of these offerings were used to retire a term loan maturing on March 17, 2003 with an outstanding principal balance of $547 million, to provide for the repayment at maturity of $100 million principal amount of first mortgage bonds due in August 2002 together with accrued interest, to reduce the outstanding balance of a revolving credit

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facility, and to pay fees and expenses of the transactions.

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         Western Resources (NYSE: WR) is a consumer services company with interests in monitored services and energy. The company has total assets of approximately $6.6 billion, including security company holdings through ownership of Protection One (NYSE: POI) and Protection One Europe, which have more than 1.2 million security customers. Western Resources provides electric utility services as Westar Energy to about 640,000 customers in Kansas. Through its ownership in ONEOK, Inc. (NYSE: OKE), a Tulsa-based natural gas company, Western Resources has a 44.7 percent interest in one of the largest natural gas distribution companies in the nation, serving more than 1.4 million customers.

         For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wr.com.
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         Forward-looking statements: Certain matters discussed here and elsewhere in this news release are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe," "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals. Such statements address future events and conditions concerning capital expenditures, earnings, liquidity and capital resources, litigation, rate and other regulatory matters, possible corporate restructurings, mergers, acquisitions, dispositions, including the proposed separation of Westar Industries, Inc., from our electric utility businesses and the consummation of the acquisition of our electric operations by Public Service Company of New Mexico, compliance with debt covenants, changes in accounting requirements and other accounting matters, interest and dividends, Protection One's financial condition and its impact on our consolidated results, environmental matters, changing weather, nuclear operations, ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses, events in foreign markets in which investments have been made and the overall economy of our service area. What happens in each case could vary materially from what we expect because of such things as electric utility deregulation; ongoing municipal, state and federal activities, such as the Wichita municipalization efforts; future economic conditions; legislative and regulatory developments; competitive markets; and other circumstances affecting anticipated operations, sales and costs.